Exhibit 8.2

[FORM OF MASSACHUSETTS TAX OPINION]

            , 2014

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

1196 River Street

Hyde Park, MA 02136

Ladies and Gentlemen:

You have requested our opinion regarding certain material Massachusetts income and excise tax consequences of the proposed conversion of Hyde Park Bancorp, MHC, a Massachusetts-chartered mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”) pursuant to the Plan of Conversion of Hyde Park Bancorp, MHC, dated March 6, 2014 (the “Plan of Conversion”).

In connection therewith, we have examined the Plan of Conversion, the Registration Statement filed by Blue Hills Bancorp, Inc. (the “Stock Holding Company”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Application for Conversion filed by the Mutual Holding Company with the Massachusetts Division of Banks (the “Division). Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Conversion. In our review, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic files or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied on the opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation ( “Counsel”) related to the material Federal income tax consequences of the proposed Conversion (the “Federal Tax Opinion”), without undertaking to verify the same by independent investigation. We have also relied upon the representations as to factual matters provided to Counsel by the Mutual Holding Company, Blue Hills Bank (the “Bank”), the Mid-Tier Holding Company (as defined below) and the Stock Holding Company, as set forth in the certificates for each of those aforementioned entities and signed by authorized officers of each of the aforementioned entities, incorporated herein by reference.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

Additionally, the discussions and conclusions set forth below are based on Massachusetts General Law (the “MGL”), the regulations promulgated thereunder and existing administrative and judicial interpretations thereof as of the date of this letter, all of which are subject to change.

Our opinions are not binding on the Massachusetts Department of Revenue (the “Department”) and there can be no assurance that the Department will not take a position contrary to any of the opinions expressed herein. Because the opinions expressed herein are based upon current tax law, future changes in Massachusetts tax laws, regulations, rulings or case law may affect the tax consequences relating to the Plan of Conversion. However, we have no responsibility to update this opinion for events, transactions or circumstances occurring after the date of this letter.

STATEMENT OF FACTS/DESCRIPTION OF THE PROPOSED TRANSACTIONS

The Bank is a Massachusetts-chartered savings bank, which is headquartered in Hyde Park, Massachusetts. The Bank was originally organized in 1871 as Hyde Park Savings Bank, and reorganized into the Mutual Holding Company structure in 2008. In 2011, Hyde Park Bancorp, Inc., the Bank’s mid-tier holding company (the “Mid-Tier Holding Company”) was formed. In 2011, the Bank was rebranded under its current name. The Mutual Holding Company currently owns 100 percent of the outstanding shares of common stock of the Mid-Tier Holding Company, which owns 100 percent of the outstanding common stock of the Bank. The Mutual Holding Company is a mutual holding company with no shares of stock outstanding. The Mid-Tier Holding Company has not issued any shares of common stock to the public, although in September 2011, the Mid-Tier Holding Company issued 18,724 shares of senior non-cumulative perpetual preferred stock, series A, to the U.S. Treasury as part of the Small Business Lending Fund (“SBLF”) Program. Prior to the Conversion, the Mid-Tier Holding Company intends to repay all monies acquired through the SBLF Program whereupon the shares of senior non-cumulative perpetual preferred stock, series A, will be redeemed.

The depositors of the Bank are considered to be the “owners” of the Mutual Holding Company and are entitled upon the complete liquidation of the Mutual Holding Company to any liquidation proceeds after the payment of creditors.

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

On March, 6, 2014, the Board of Trustees of the Mutual Holding Company and Boards of Directors of the Mid-Tier Holding Company and the Bank adopted the Plan of Conversion providing for the Conversion of the Mutual Holding Company from a Massachusetts chartered mutual holding company to the capital stock form of organization. As part of the Conversion, the Stock Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company, and will offer shares of Stock Holding Company Common Stock to depositors and members of the general public in the Offering.

Pursuant to the Plan, the Conversion will be effected in the following steps, in such order as is necessary to consummate the Conversion:

(i)	The Mid-Tier Holding Company will establish the Stock Holding Company as a first–tier Maryland-chartered stock holding company subsidiary.

(ii)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company held by the Mutual Holding Company will be cancelled and the depositors of the Bank who hold liquidation interests in the Mutual Holding Company will constructively receive liquidation interests in Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

(iii)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with the Stock Holding Company (the “Mid-Tier Merger”), with the Stock Holding Company as the resulting entity. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the persons who held liquidation interests in the Mutual Holding Company will automatically, without further action on the part of the holders thereof be exchanged for an interest in the Stock Holding Company Liquidation Account.

(iv)	Immediately after the Mid-Tier Merger, the Stock Holding Company will offer for sale shares of Stock Holding Company Common Stock in the Offering.

(v)	The Stock Holding Company will contribute at least 50 percent of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank Liquidation Account.

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

Following the Conversion, a Stock Holding Company Liquidation Account will be maintained by the Stock Holding Company for the benefit of Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to the Plan, the Stock Holding Company Liquidation Account will be equal to the Mutual Holding Company’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering. The terms of the Stock Holding Company Liquidation Account and Bank Liquidation Account, which supports the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets, are described in the Plan.

As a result of the Conversion and Offering, the Stock Holding Company will be a publicly-held corporation, will have registered the Stock Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly-owned subsidiary of the Stock Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Stock Holding Company will be those persons who purchase shares of Stock Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Stock Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, Supplemental Eligible Account Holders (if any), tax-qualified employee plans established by the Bank, and employees, officers, directors, trustees or corporators of the Bank, Mid-Tier Holding Company and the Mutual Holding Company who are not eligible in the preceding categories, according to the subscription priorities set forth in the Plan. Subscription rights are nontransferable. The Stock Holding Company will also offer shares of Stock Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Direct Community Offering or Syndicated Community Offering to certain members of the general public (collectively, the Direct Community Offering and Syndicated Community Offering shall be referred to as the “Community Offering”).

LUSE GORMAN POMERENK & SCHICK, A PROFESSIONAL CORPORATION FEDERAL OPINION

Luse Gorman Pomerenk & Schick, PC has provided an opinion that addresses the material Federal income tax consequences of the Conversion. The opinion concluded, as follows:

1. The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code.)

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

2. The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders (if any) liquidation rights in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

3. No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code.)

4. No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of the Mutual Holding Company. (Section 1032(a) of the Code.)

5. Persons who have liquidation rights in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code.)

6. The basis of the assets of Mutual Holding Company (other than stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

7. The holding period of the assets of the Mutual Holding Company transferred to the Mid-Tier Holding Company will include the holding period of those assets of the Mutual Holding Company. (Section 1223(2) of the Code.)

8. The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code.)

9. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Stock Holding Company and the Stock Holding Company’s

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

assumption of its liabilities in exchange for interests in the Stock Holding Company Liquidation Accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (if any). (Sections 361(a), 361(c) and 357(a) of the Code.)

10. No gain or loss will be recognized by the Stock Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

11. The basis of the assets of the Mid-Tier Holding Company to be received by the Stock Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

12. Eligible Account Holders and Supplemental Eligible Account Holders (if any) will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for the Stock Holding Company Liquidation Accounts in the Stock Holding Company. (Section 354 of the Code.)

13. The constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ (if any) liquidation interests in the Mid-Tier Holding Company for interests in a Stock Holding Company Liquidation Account established in the Stock Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

14. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Stock Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders (if any) and other purchasers in the subscription offering upon distribution to them of nontransferable subscription rights to purchase shares of Stock Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders, Supplemental Eligible Account Holders (if any) and other purchasers in the subscription offering will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

15. It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders (if any) upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Mid-Tier Merger. (Section 356(a) of the Code.)

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

16. It is more likely than not that the basis of the Stock Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

17. The holding period of the Stock Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

18. No gain or loss will be recognized by Stock Holding Company on the receipt of money in exchange for Stock Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

Counsel’s opinions under paragraphs 12 and 14 are based on the position that the subscription rights to purchase shares of Stock Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders (if any) and other purchasers in the subscription offering have a fair market value of zero. Counsel understands that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Stock Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering. Counsel also notes that the IRS has not in the past concluded that subscription rights have value. In addition, Counsel is relying on a letter from RP Financial, LC. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the subscription offering. Based on the foregoing, Counsel believes it is more likely than not that the nontransferable subscription rights to purchase Stock Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Stock Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Counsel’s opinion under paragraph 15 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets has a fair market value of zero. Counsel understands that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Stock Holding Company Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Stock Holding Company Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holders (if any) will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

Bank Liquidation Account payment obligation arises only if the Stock Holding Company lacks sufficient net assets to fund the Stock Holding Company Liquidation Account. Counsel also notes that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).

In addition, Counsel is relying on a letter from RP Financial, LC. to you dated             , 2014, stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets does not have any economic value at the time of the Conversion. Based on the foregoing, Counsel believes it is more likely than not that such rights in the Bank Liquidation Account have no value.

If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion.

DISCUSSION RELATED TO MASSACHUSETTS INCOME AND EXCISE TAX CONSEQUENCES

Mutual Holding Company, Mid-Tier Holding Company and Bank are subject to the Massachusetts financial institution excise tax under MGL Chapter 63, Sections 1, 2, 2A and 7. At the effective time of the Conversion, Stock Holding Company and Bank will be subject to same.

Net income is defined in MGL Chapter 63 Section 1 as gross income less deductions allowed by the Internal Revenue Code, as amended and in effect for the taxable year, with enumerated modifications. Such modifications are not relevant to this Opinion. By adopting the Federal Internal Revenue Code, Massachusetts has conformed its treatment of corporate reorganizations to the Federal treatment.

With respect to individual income taxation, MGL Chapter 62 Section 2 generally provides that Massachusetts gross income means gross income as determined for Federal tax purposes with enumerated modifications. Such modifications are not relevant to this Opinion.

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

Accordingly, based upon the facts and representations stated herein and the existing law, it is the opinion of Wolf & Company, P.C. regarding the Massachusetts income and excise tax effects of the Plan of Conversion that:

1. For purposes of Massachusetts General Laws, chapter 63, sections 1, 2 and 2A, no gross income, gain or loss will be recognized by Mutual Holding Company, Mid-Tier Holding Company, Stock Holding Company or Bank as a result of the transactions contemplated by the Plan.

2. No gross income, gain or loss will be recognized by the Eligible Account Holders, persons who have liquidation interests in the Mutual Holding Company, persons who have liquidation interests in the Mid-Tier Holding Company, and other purchasers in the Subscription Offering as a result of the transactions contemplated by the Plan.

CONCLUSION

The opinions contained herein are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, Federal, state, or local tax aspect of these transactions. This opinion is not binding upon any tax authority including the Massachusetts Department of Revenue or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority.

In rendering our opinions we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, Massachusetts General Laws and the regulations, judicial and administrative interpretations thereof, all as of the date of this letter.

However, all of the foregoing authorities are subject to change or modification which can be retroactive in effect and, therefore, could also affect our opinions. We undertake no responsibility to update our opinions for any subsequent change or modification.

This opinion is given solely for the benefit of Mutual Holding Company, Mid-Tier Holding Company, Stock Holding Company, Bank, Eligible Account Holders, Supplemental Eligible Account Holders, and other persons described in the Plan of Conversion who will receive Subscription Rights, and may not be relied upon by any other party or entity or otherwise referred to in any document without our express written consent.

Boards of Trustees and Directors

Hyde Park Bancorp, MHC

Hyde Park Bancorp, Inc.

Blue Hills Bank

            , 2014

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Division and to the Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the reference to our firm in the Prospectus contained in the Application for Conversion and S-1 under the caption “The Conversion; Plan of Distribution-Material Income Tax Consequences.”

Very truly yours,

Wolf & Company, P.C.